UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

1PM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

312 S. Beverly Drive #3104, Beverly Hills, California
(Address of principal executive offices) (zip code)

(424) 253-9991
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events

(1)

On March 7, 2016, the Company received purchase orders from 3 additional dispensaries in California. The Company begun selling its medical marijuana products to dispensaries in California in January 2016. The Company's goal is to expand to 100 dispensaries and to conduct 3-5 in-store product samplings a week.

(2)	On March 7, 2016, the Company began receiving orders for its new product Buzz Kill. The Company launched Buzz Kill on March 4, 2016 and begun receiving orders on March 7, 2016 for the new product.

(3)

The Company's in-store product sampling team held 3 in-store demonstrations last week. The Company is scheduled for 3 in-store demonstrations this week. Due to the increasing demand for in-store demonstrations, the company hired a 3rd person for its in-store demonstration team.

Item 9.01. Exhibits

99.1

On March 4, 2016, 1PM Industries, Inc. (the "Company") issued a press release (the "Press Release") regarding the launch of its new product line. A copy of the Press Release is furnished herewith as Exhibit 99.1.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: March 7, 2016	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO